Exhibit 99.1

SandRidge Energy, Inc. Reports Financial and Operational Results for First Quarter 2011

Capital Raise Ahead of Schedule with Monetization of Mississippian Acreage and Non-Core Asset Sales

Increases Position in Mississippian Play to Over 900,000 Acres

Increases Oil Production by 113% from First Quarter 2010

Oklahoma City, Oklahoma, May 5, 2011 – SandRidge Energy, Inc. (NYSE: SD) today announced financial and operational results for the quarter ended March 31, 2011.

Key Financial Results

•	Adjusted EBITDA of $146.2 million ($158.6 million including realized gains on out-of-period derivative contract settlements) for first quarter 2011 compared to $141.7 million in first quarter 2010.

•	Operating cash flow of $100.0 million for first quarter 2011 compared to $86.4 million in first quarter 2010.

•

Net loss applicable to common stockholders of $316.3 million, or $0.79 per diluted share, for first quarter 2011 compared to net income available to common stockholders of $18.6 million, or $0.09 per diluted share, in first quarter 2010.

•

Adjusted net loss of $10.1 million, or $0.02 per diluted share, (adjusted net income of $2.3 million, or $0.00 per diluted share, including realized gains on out-of-period derivative contract settlements) in first quarter 2011 compared to adjusted net income of $12.4 million, or $0.05 per diluted share, in first quarter 2010.

Adjusted net (loss applicable) income available to common stockholders, adjusted EBITDA and operating cash flow are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” beginning on page 8.

Highlights

•

Oil production in first quarter 2011 was 2.58 MMBbls compared to 1.21 MMBbls in first quarter 2010. Severe winter weather-related outages curtailed first quarter 2011 oil production by 140 MBbls and total production by 174 MBoe.

•	Drilled a total of 223 wells during first quarter 2011.

•	100% of rig activity dedicated to drilling oil wells in the Central Basin Platform and the Mid-Continent Mississippian Play.

•	Upsized and closed initial public offering of SandRidge Mississippian Trust I at top of expected price range, netting proceeds of approximately $334 million on April 12, 2011.

•	Closed sale of non-core assets in New Mexico, netting total proceeds of approximately $199 million on April 1, 2011.

•	Issued $900 million senior notes at 7.5% using proceeds to refinance 8.625% notes and extended maturity six years to 2021.

•	Approximately $62 million of cash and no borrowings outstanding under $790 million senior credit facility (on May 3, 2011).

Tom L. Ward, Chairman and CEO commented, “We continue to execute our oil-directed plan by focusing efforts in two core areas of development where we are able to realize wellhead rates of return exceeding 100%. We are the most active driller in the Central Basin Platform and the Mississippian horizontal play, capitalizing on our expertise in shallow, conventional carbonate reservoirs to execute our development plan and strategically add to our leasehold positions in these areas. Production growth is matching our expectations in spite of weather-related interruptions. Finally, with the success of our asset monetizations to date, we are now focused on funding our 2012 capital spending program.”

Drilling Activities

The company averaged 28 rigs operating during the first quarter of 2011 and drilled 223 wells. A total of 208 gross (187 net) operated wells were completed and brought on production during the first quarter of 2011. At March 31, 2011, the company had 28 rigs operating.

Permian Basin

The company drilled 199 wells in the Permian Basin during the first quarter of 2011 and currently controls approximately 210,000 net acres in the Permian Basin on which it has identified over 7,700 drilling locations. Production from the Permian Basin grew from approximately 12,000 Boe per day in first quarter 2010 to approximately 27,000 Boe per day in first quarter 2011, reflecting the previously announced sale of Wolfberry assets producing approximately 1,600 Boe per day, the Arena acquisition in July 2010 and development of the company’s acreage holdings. The company presently operates 16 rigs in the Permian Basin, all of which are operating on the Central Basin Platform drilling primarily San Andreas and Clear Fork vertical wells at depths ranging from 4,500 feet to 7,500 feet. The company plans to drill over 800 wells in the Permian Basin in 2011.

Mississippian Horizontal Play

The Mississippian horizontal oil play in the Mid-Continent area of Oklahoma and Kansas is an expansive, shallow carbonate hydrocarbon system. During the first quarter of 2011, SandRidge drilled 23 horizontal wells in the Mississippian play bringing the total number of operated wells drilled in the Mississippian to 67. Industry-wide, over 170 horizontal wells have been drilled in the Mississippian across a 130-mile area. The company organically grew its Mississippian production from approximately 250 Boe per day in first quarter 2010 to over 5,300 Boe per day in first quarter 2011. SandRidge has approximately 924,000 net acres leased in the play on which it has currently identified over 4,000 additional drilling locations. The company presently operates 12 rigs in the play, of which 11 are drilling horizontal producer wells with one drilling saltwater disposal wells. SandRidge plans to drill over 130 horizontal wells in the Mississippian play in 2011.

Operational and Financial Statistics

Information regarding the company’s production, pricing, costs and earnings is presented below:

	Three Months Ended March 31,
	2011	2010
Production(1)
Oil (MBbl)(2)	2,581	1,211
Natural gas (MMcf)	17,266	19,057
Oil equivalent (MBoe)	5,459	4,387
Daily production (MBoed)	60.7	48.7

Average price per unit
Realized oil price per barrel - as reported (2)	$79.76	$66.50
Realized impact of derivatives per barrel (2)	(7.50)	2.59

Net realized price per barrel (2)	$72.26	$69.09

Realized natural gas price per Mcf - as reported	$3.54	$4.67
Realized impact of derivatives per Mcf	(0.10)	2.08

Net realized price per Mcf	$3.44	$6.75

Realized price per Boe - as reported	$48.90	$38.64

Net realized price per Boe - including impact of derivatives	$45.05	$48.36

Average cost per Boe
Lease operating	$13.55	$11.46
Production taxes	1.94	1.10
General and administrative
General and administrative, excluding stock-based compensation	4.69	5.65
Stock-based compensation	1.61	1.57
Depletion	13.53	11.92

Lease operating cost per Boe
Excluding offshore and tertiary recovery	$12.70	$10.10
Offshore operations	29.26	24.27
Tertiary recovery operations	42.77	60.66

Earnings per share
(Loss) income per share (applicable) available to common stockholders
Basic	$(0.79)	$0.09
Diluted	(0.79)	0.09

Adjusted net (loss) income per share (applicable) available to common stockholders
Basic	$(0.06)	$0.02
Diluted	(0.02)	0.05

Weighted average number of common shares outstanding (in thousands)
Basic	398,251	203,823
Diluted(3)	495,579	259,389

(1)	2011 production includes impact from January 2011 Wolfberry asset sale of approximately 1,600 Boe per day.
(2)	Includes NGLs.
(3)	Includes shares considered antidilutive for calculating earnings per share in accordance with GAAP for certain periods presented.

Discussion of First Quarter 2011 Financial Results

Oil and natural gas revenue increased 57% to $266.9 million in first quarter 2011 from $169.6 million in the same period of 2010 as a result of increases in oil production and realized reported oil prices. Oil production increased 113% to 2.6 MMBbls from first quarter 2010 production of 1.2 MMBbls mainly due to oil production from Permian Basin properties acquired in July 2010 and continued development of the company’s Mississippian oil properties. First quarter 2011 total production increased 24% to 5.5 Bcfe from 4.4 Bcfe in first quarter 2010. Realized reported prices, which exclude the impact of derivative settlements, were $79.76 per barrel and $3.54 per Mcf during first quarter 2011. Realized reported prices in the same period of 2010 were $66.50 per barrel and $4.67 per Mcf.

Production expense increased 47% to $74.0 million in first quarter 2011 from $50.3 million in the same period of 2010 due to increases in production volumes and cost per unit produced as oil volumes comprised a larger percentage of the company’s total production in the 2011 period. First quarter 2011 production expense was $13.55 per Boe compared to first quarter 2010 production expense of $11.46 per Boe.

Depletion per unit in first quarter 2011 was $13.53 per Boe compared to $11.92 per Boe in the same period of 2010. The increase in rate per unit primarily was a result of an increase in the company’s depreciable oil and natural gas properties, mainly due to the Arena acquisition in July 2010.

Capital Expenditures

The table below summarizes the company’s capital expenditures for the quarters ended March 31, 2011 and 2010:

	Three Months Ended March 31,
	2011	2010
	(in thousands)

Drilling and production
Permian Basin	$172,538	$39,446
Mid-Continent	101,995	14,994
WTO	10,792	85,325
Tertiary	6,700	2,723
Other	1,530	15,727

	293,555	158,215

Leasehold and seismic
Permian Basin	5,167	3,520
Mid-Continent	97,109	7,188
WTO	1,674	4,535
Tertiary	168	—
Other	1,644	842

	105,762	16,085

Pipe inventory	3,711	17,456

Total exploration and development(1)	403,028	191,756

Drilling and oil field services	6,763	9,417
Midstream	4,172	20,422
Other - general	6,197	6,986

Total capital expenditures	$420,160	$228,581

(1)	Exploration and development expenditures for the three months ended March 31, 2011 exclude $19.0 million additional estimated loss on Century Plant construction contract.

Derivative Contracts

The tables below set forth the company’s oil swaps and natural gas price and basis swaps for the years 2011 through 2015 as of May 3, 2011.

	Quarter Ending
	3/31/2011	6/30/2011	9/30/2011	12/31/2011
Oil Swaps
Volume (MMBbls)	1.95	2.09	2.30	2.30
Swap	$86.20	$87.19	$86.89	$86.89
Natural Gas Swaps
Volume (Bcf)	14.27	6.05	6.78	6.47
Swap	$4.67	$4.57	$4.63	$4.65
Natural Gas Basis Swaps
Volume (Bcf)	25.65	25.94	26.22	26.22
Swap	$0.47	$0.47	$0.47	$0.47

	Year Ending
	12/31/2011	12/31/2012	12/31/2013	12/31/2014	12/31/2015

Oil Swaps
Volume (MMBbls)	8.65	10.00	9.89	1.27	0.47
Swap	$86.80	$87.87	$93.99	$103.90	$101.07

Natural Gas Swaps
Volume (Bcf)	33.57	10.92	0.00	0.00	0.00
Swap	$4.64	$5.12	NM	NM	NM
Collar Volume (Bcf)	0.00	0.40	0.86	0.94	1.01
Collar: High	NM	$6.20	$7.15	$7.78	$8.55
Collar: Low	NM	$4.00	$4.00	$4.00	$4.00

Natural Gas Basis Swaps
Volume (Bcf)	104.03	113.46	14.60	0.00	0.00
Swap	$0.47	$0.55	$0.46	NM	NM

Balance Sheet

The company’s capital structure at March 31, 2011 and December 31, 2010 is presented below:

	March 31, 2011	December 31, 2010
	(in thousands)

Cash and cash equivalents	$8,537	$5,863

Current maturities of long-term debt	$1,004	$7,293
Long-term debt (net of current maturities)
Senior credit facility	323,500	340,000
Mortgage	15,771	16,029
Senior Notes
Senior Floating Rate Notes due 2014	350,000	350,000
8.625% Senior Notes due 2015	35,776	650,000
9.875% Senior Notes due 2016, net	353,157	352,707
8.0% Senior Notes due 2018	750,000	750,000
8.75% Senior Notes due 2020, net	443,181	443,057
7.5% Senior Notes due 2021	900,000	—

Total debt	3,172,389	2,909,086

Stockholders’ equity
Preferred stock	8	8
Common stock	398	398
Additional paid-in capital	4,539,565	4,528,912
Treasury stock, at cost	(4,145)	(3,547)
Accumulated deficit	(3,305,860)	(2,989,576)

Total SandRidge Energy, Inc. stockholders’ equity	1,229,966	1,536,195

Noncontrolling interest	11,293	11,288

Total capitalization	$4,413,648	$4,456,569

The company’s total debt increased $263 million during the first quarter of 2011 due to funding of the company’s capital expenditure program. In April, the company raised approximately $533 million in proceeds from the sale of a portion of its interest in the SandRidge Mississippian Trust I and the divestiture of its non-core New Mexico properties. Proceeds from these transactions were used to repay borrowings under the senior credit facility. On May 3, 2011, the company had no amounts drawn under its $790 million senior credit facility and approximately $62 million of cash, leaving $828 million of available liquidity (including the impact of outstanding letters of credit). The company was in compliance with all of the financial and other covenants contained in its debt agreements as of and during the three months ended March 31, 2011. In April 2011, the company’s senior credit facility borrowing base was reaffirmed at $790 million.

Operational Guidance

	Year Ending December 31, 2011
	Previous Projection as of February 24, 2011	Updated Projection as of May 5, 2011

Production
Oil (MMBbls) (1)	12.3	12.3
Natural Gas (Bcf)	66.5	66.5

Total (MMBoe)	23.3	23.3

Differentials
Oil (1)	$11.00	$13.00
Natural Gas	0.75	0.75

Costs per Boe
Lifting	$11.80 - $13.10	$11.80 - $13.10
Production Taxes	2.05 - 2.30	2.05 - 2.30
DD&A - oil & natural gas	12.80 - 14.20	12.80 - 14.20
DD&A - other	2.40 - 2.65	2.40 - 2.65

Total DD&A	$15.20 - $16.85	$15.20 - $16.85
G&A - cash	4.25 - 4.75	4.25 - 4.75
G&A - stock	1.55 - 1.75	1.55 - 1.75

Total G&A	$5.80 - $6.50	$5.80 - $6.50
Interest Expense	$10.20 - $11.30	$10.20 - $11.30

Net Income Attributable to
Noncontrolling Interest ($ in millions)		$26.1

Corporate Tax Rate	0%	0%
Deferral Rate	0%	0%

Shares Outstanding at End of Period (in millions)
Common Stock	415.6	415.6
Preferred Stock (as converted)	90.1	90.1

Fully Diluted	505.7	505.7

Capital Expenditures ($ in millions)
Exploration and Production	$1,065	$1,065
Land and Seismic	105	105

Total Exploration and Production	$1,170	$1,170
Oil Field Services	25	25
Midstream and Other	105	105

Total Capital Expenditures	$1,300	$1,300

(1)	Includes NGLs.

The company is updating certain guidance for 2011 from the information previously provided on February 24, 2011. The company has increased its oil differential to $13.00 per barrel from $11.00 per barrel due to higher realized differentials. Net income attributable to unit holders of the SandRidge Mississippian Trust I (Noncontrolling Interest of SandRidge) is anticipated to be $26.1 million.

Non-GAAP Financial Measures

Operating cash flow, adjusted EBITDA and adjusted net (loss applicable) income available to common stockholders are non-GAAP financial measures.

The company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities. It defines EBITDA as net (loss) income before income tax expense, interest expense and depreciation, depletion and amortization. Adjusted EBITDA, as presented herein, is EBITDA excluding interest income, realized gains on out-of-period derivative contract settlements, gain on the sale of assets, transaction costs, loss on extinguishment of debt and other various non-cash items (including noncontrolling interest, stock-based compensation, unrealized loss (gain) on derivative contracts and provision for doubtful accounts).

Operating cash flow and adjusted EBITDA are supplemental financial measures used by the company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the company’s ability to internally fund exploration and development activities and to service or incur additional debt. The company also uses these measures because operating cash flow and adjusted EBITDA relate to the timing of cash receipts and disbursements that the company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow and adjusted EBITDA allow the company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. These measures should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the company’s adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Management also uses the supplemental financial measure of adjusted net (loss applicable) income available to common stockholders, which excludes unrealized loss (gain) on derivative contracts, realized gains on out-of-period derivative contract settlements, transaction costs, loss on extinguishment of debt and gain on the sale of assets from net (loss applicable) income available to common stockholders. Management uses this financial measure as an indicator of the company’s operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net (loss applicable) income available to common stockholders is not a measure of financial performance under GAAP and should not be considered a substitute for net (loss applicable) income available to common stockholders.

The tables below reconcile the most directly comparable GAAP financial measures to operating cash flow, EBITDA and adjusted EBITDA, and adjusted net (loss applicable) income available to common stockholders.

Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow

	Three Months Ended March 31,
	2011	2010
	(in thousands)

Net cash provided by operating activities	$79,757	$147,602

Add (deduct)
Changes in operating assets and liabilities	20,224	(61,186)

Operating cash flow	$99,981	$86,416

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2011	2010
	(in thousands)

Net (loss) income	$(302,344)	$27,236

Adjusted for
Income tax expense	88	12
Interest expense(1)	61,208	58,241
Depreciation and amortization - other	13,093	12,303
Depreciation and depletion - oil and natural gas	73,886	52,278

EBITDA	(154,069)	150,070

Provision for doubtful accounts	2	84
Interest income	(5)	(69)
Stock-based compensation	8,218	6,882
Unrealized losses (gains) on derivative contracts	267,254	(15,511)
Realized gains on out-of-period derivative contract settlements	(12,390)	—
Other non-cash expense	(160)	(407)
Gain on sale of assets	(201)	(304)
Transaction costs	1,342	988
Loss on extinguishment of debt	36,181	—

Adjusted EBITDA	$146,172	$141,733

(1)	Excludes unrealized (gain) loss on interest rate swaps of ($1.8) million and $3.8 million for the three-month periods ended March 31, 2011 and 2010, respectively.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2011	2010
	(in thousands)

Net cash provided by operating activities	$79,757	$147,602

Changes in operating assets and liabilities	20,224	(61,186)
Interest expense(1)	61,208	58,241
Realized gains on out-of-period derivative contract settlements	(12,390)	—
Transaction costs	1,342	988
Other non-cash items	(3,969)	(3,912)

Adjusted EBITDA	$146,172	$141,733

(1)	Excludes unrealized (gain) loss on interest rate swaps of ($1.8) million and $3.8 million for the three-month periods ended March 31, 2011 and 2010, respectively.

Reconciliation of (Loss Applicable) Income Available to Common Stockholders to Adjusted Net

(Loss Applicable) Income Available to Common Stockholders

	Three Months Ended March 31,
	2011	2010
	(in thousands, except per share data)

(Loss applicable) income available to common stockholders	$(316,284)	$18,605
Unrealized losses (gains) on derivative contracts	267,254	(15,511)
Realized gains on out-of-period derivative contract settlements	(12,390)	—
Gain on sale of assets	(201)	(304)
Transaction costs	1,342	988
Loss on extinguishment of debt	36,181	—
Effect of income taxes	85	7

Adjusted net (loss applicable) income available to common stockholders	(24,013)	3,785
Preferred stock dividends	13,940	8,631

Total adjusted net (loss) income	$(10,073)	$12,416

Weighted average number of common shares outstanding
Basic	398,251	203,823
Diluted(1)	495,579	259,389

Total adjusted net (loss) income
Per share - basic	$(0.06)	$0.02

Per share - diluted	$(0.02)	$0.05

(1)	Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating earnings per share in accordance with GAAP.

Conference Call Information

The company will host a conference call to discuss these results on Friday, May 6, 2011 at 8:00 am CDT. The telephone number to access the conference call from within the U.S. is 866-383-8009 and from outside the U.S. is 617-597-5342. The passcode for the call is 90580646. An audio replay of the call will be available from May 6, 2011 until 11:59 pm CDT on June 6, 2011. The number to access the conference call replay from within the U.S. is 888-286-8010 and from outside the U.S. is 617-801-6888. The passcode for the replay is 54388418.

A live audio webcast of the conference call also will be available via SandRidge’s website, www.sandridgeenergy.com, under Investor Relations/Events. The webcast will be archived for replay on the company’s website for 30 days.

Conference Participation

SandRidge Energy, Inc. will participate in the following upcoming events:

•	May 19, 2011 – Stifel Nicolaus Denver One-on-One Conference; Denver, CO

•	May 24, 2011 – UBS Oil & Gas Conference; Austin, TX

•	August 8, 2011 – Tuohy Bros. Natural Gas Infrastructure & Production One-On-One Conference; New York, NY

•	August 10, 2011 – Tudor, Pickering, Holt & Co. 2011 Hotter ‘N Hell Energy Conference; Houston, TX

At 8:00 am Central Time on the day of each presentation, the corresponding slides and webcast information will be accessible on the Investor Relations portion of the company’s website at www.sandridgeenergy.com. Please check the website for updates regularly as this schedule is subject to change. Also, please note that SandRidge Energy, Inc. intends for its website to be used as a reliable source of information for all future events in which it may participate. Slides and webcasts (where applicable) will be archived and available for at least 30 days after each presentation.

Second Quarter 2011 Earnings Release and Conference Call

August 4, 2011 (Thursday) – Earnings press release after market close

August 5, 2011 (Friday) – Earnings conference call at 8:00 am CDT

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
	(Unaudited)
Revenues
Oil and natural gas	$266,942	$169,585
Drilling and services	21,034	5,760
Midstream and marketing	22,258	27,988
Other	2,614	7,661

Total revenues	312,848	210,994

Expenses
Production	73,957	50,272
Production taxes	10,575	4,838
Drilling and services	15,041	7,209
Midstream and marketing	22,283	25,506
Depreciation and depletion - oil and natural gas	73,886	52,278
Depreciation and amortization - other	13,093	12,303
General and administrative	34,414	31,674
Loss (gain) on derivative contracts	277,628	(61,952)
Gain on sale of assets	(201)	(304)

Total expenses	520,676	121,824

(Loss) income from operations	(207,828)	89,170

Other income (expense)
Interest income	5	69
Interest expense	(59,443)	(62,089)
Loss on extinguishment of debt	(36,181)	—
Other income, net	1,197	1,236

Total other expense	(94,422)	(60,784)

(Loss) income before income taxes	(302,250)	28,386
Income tax expense	88	12

Net (loss) income	(302,338)	28,374
Less: net income attributable to noncontrolling interest	6	1,138

Net (loss) income attributable to SandRidge Energy, Inc.	(302,344)	27,236
Preferred stock dividends	13,940	8,631

(Loss applicable) income available to SandRidge Energy, Inc. common stockholders	$(316,284)	$18,605

(Loss) earnings per share
Basic	$(0.79)	$0.09

Diluted	$(0.79)	$0.09

Weighted average number of common shares outstanding
Basic	398,251	203,823

Diluted	398,251	207,892

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$8,537	$5,863
Accounts receivable, net	164,087	146,118
Derivative contracts	781	5,028
Inventories	4,278	3,945
Other current assets	21,112	14,636

Total current assets	198,795	175,590

Oil and natural gas properties, using full cost method of accounting
Proved	8,388,198	8,159,924
Unproved	571,447	547,953
Less: accumulated depreciation, depletion and impairment	(4,554,435)	(4,483,736)

	4,405,210	4,224,141

Other property, plant and equipment, net	506,629	509,724
Restricted deposits	27,876	27,886
Goodwill	235,182	234,356
Other assets	71,776	59,751

Total assets	$5,445,468	$5,231,448

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$1,004	$7,293
Accounts payable and accrued expenses	376,264	376,922
Billings and estimated contract loss in excess of costs incurred	32,243	31,474
Derivative contracts	234,059	103,409
Asset retirement obligation	25,360	25,360

Total current liabilities	668,930	544,458

Long-term debt	3,171,385	2,901,793
Derivative contracts	260,192	124,173
Asset retirement obligation	94,293	94,517
Other long-term obligations	9,409	19,024

Total liabilities	4,204,209	3,683,965

Commitments and contingencies

Equity
SandRidge Energy, Inc. stockholders’ equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at March 31, 2011 and December 31, 2010; aggregate liquidation preference of $265,000	3	3
6.0% Convertible perpetual preferred stock; 2,000 shares issued and outstanding at March 31, 2011 and December 31, 2010; aggregate liquidation preference of $200,000	2	2
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding at March 31, 2011 and December 31, 2010; aggregate liquidation preference of $300,000	3	3
Common stock, $0.001 par value, 800,000 shares authorized; 410,649 issued and 410,098 outstanding at March 31, 2011 and 406,830 issued and 406,360 outstanding at December 31, 2010	398	398
Additional paid-in capital	4,539,565	4,528,912
Treasury stock, at cost	(4,145)	(3,547)
Accumulated deficit	(3,305,860)	(2,989,576)

Total SandRidge Energy, Inc. stockholders’ equity	1,229,966	1,536,195
Noncontrolling interest	11,293	11,288

Total equity	1,241,259	1,547,483

Total liabilities and equity	$5,445,468	$5,231,448

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2011	2010
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(302,338)	$28,374
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Provision for doubtful accounts	2	84
Depreciation, depletion and amortization	86,979	64,581
Debt issuance costs amortization	2,873	2,218
Discount amortization on long-term debt	575	519
Loss on extinguishment of debt	36,181	—
Unrealized loss (gain) on derivative contracts	267,254	(15,511)
Gain on sale of assets	(201)	(304)
Investment income	(150)	(427)
Stock-based compensation	8,806	6,882
Changes in operating assets and liabilities	(20,224)	61,186

Net cash provided by operating activities	79,757	147,602

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment(1)	(431,382)	(190,580)
Proceeds from sale of assets	159,536	5,606
Refunds of restricted deposits	—	5,095

Net cash used in investing activities	(271,846)	(179,879)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	1,493,000	273,343
Repayments of borrowings	(1,230,272)	(232,023)
Premium on debt redemption	(28,795)	—
Dividends paid - preferred	(18,130)	(11,263)
Noncontrolling interest distributions	(1)	(4)
Stock issuance expense	(143)	(87)
Stock-based compensation excess tax benefit	10	12
Purchase of treasury stock	(5,469)	(2,770)
Derivative settlements	3,662	—
Debt issuance costs	(19,099)	(221)

Net cash provided by financing activities	194,763	26,987

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,674	(5,290)

CASH AND CASH EQUIVALENTS, beginning of year	5,863	7,861

CASH AND CASH EQUIVALENTS, end of period	$8,537	$2,571

Supplemental Disclosure of Noncash Investing and Financing Activities
Change in accrued capital expenditures	$(11,222)	$38,001
Convertible perpetual preferred stock dividends payable	$9,185	$5,814
Adjustment to oil and natural gas properties for estimated contract loss	$19,000	$—

(1)	Capital expenditures on an accrual basis were $420,160 and $228,581 for the three-month periods ended March 31, 2011 and 2010, respectively.

For further information, please contact:

Kevin R. White

Senior Vice President

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Cautionary Note to Investors - This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Operational Guidance.” These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and estimates of rates of return, drilling rigs operating, drilling locations, funding, oil and natural gas production, derivative transactions, shares outstanding, pricing differentials, operating costs and capital spending, tax rates, and descriptions of our development plans. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010 and in comparable “risk factors” sections of our Quarterly Reports on Form 10-Q filed after the date of this press release. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. is an oil and natural gas company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities and CO2 treating and transportation facilities and conduct marketing and tertiary oil recovery operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in the West Texas Overthrust, Permian Basin, Mid-Continent, Cotton Valley Trend in East Texas, Gulf Coast and the Gulf of Mexico. SandRidge’s internet address is www.sandridgeenergy.com.